ARTICLES SUPPLEMENTARY

ADVANTAGE FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the "Charter"), the Board hereby classifies and reclassifies three hundred million (300,000,000) authorized but unissued shares of undesignated Common Stock, $.001 par value per share, that the Corporation has authority to issue, as three hundred million (300,000,000) shares of Common Stock of Dreyfus Opportunistic U.S. Stock Fund, of which one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock, one hundred million (100,000,000) of such shares shall be classified as Class C Common Stock and one hundred million (100,000,000) of such shares shall be classified as Class I Common Stock of Dreyfus Opportunistic U.S. Stock Fund.  Dreyfus Opportunistic U.S. Stock Fund is referred to as a "Fund" and, together with the other investment portfolios of the Corporation, as the "Fund."

SECOND:  The shares of Class A Common Stock, Class C Common Stock and Class I Common Stock of Dreyfus Opportunistic U.S. Stock Fund shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

(1)  As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class A, Class C and Class I Common Stock of the Fund shall be determined separately from each other and from the other Funds and, accordingly, the Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock, may vary from class to class and from classes of other Funds.  Except for these differences, and certain other differences hereinafter set forth, each class of the Fund's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2)  The assets attributable to the Class A, Class C and Class I Common Stock of the Fund shall be invested in the same investment portfolio of the Fund, together with the assets attributable to any other class of shares of the Fund hereinafter established.

(3)  The proceeds of the redemption of the shares of any class of stock of the Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes,) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations of the Financial Industry Regulatory Authority (the "FINRA").

(4)  At such times (which may vary between and among the holders of particular classes) as may be determined by the Board or, with the authorization of the Board, by the officers of the Corporation, in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of the FINRA and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of the Fund may be automatically converted into shares of another class of stock of the Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board (or with the authorization of the Board, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

(5)  The dividends and distributions of investment income and capital gains with respect to each class of stock of the Fund shall be in such amounts as may be declared from time to time by the Board, and such dividends and distributions may vary between each class of stock of the Fund to reflect differing allocations of the expenses of the Fund among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board may deem appropriate.  The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board in a manner that is consistent with applicable law.

(6)  Except as may otherwise be required by law, the holders of each class of stock of the Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

THIRD:  Immediately before the classification and reclassification of shares as set forth in Article FIRST hereof, the Corporation has heretofore authorized the issuance of seven billion three hundred million (7,300,000,000) shares of stock, all of which are shares of Common Stock, having a par value of one tenth of one cent ($.001) per share and an aggregate par value of seven million three hundred thousand dollars ($7,300,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized
Dreyfus Emerging Leaders Fund	100,000,000
Dreyfus International Value Fund/Class A shares	200,000,000
Dreyfus International Value Fund/Class B shares	100,000,000
Dreyfus International Value Fund/Class C shares	100,000,000
Dreyfus International Value Fund/Class I shares	100,000,000
Dreyfus Opportunistic Small Cap Fund	100,000,000
Dreyfus Opportunistic Midcap Value Fund/Class A shares	350,000,000
Dreyfus Opportunistic Midcap Value Fund/Class C shares	125,000,000
Dreyfus Opportunistic Midcap Value Fund/Class I shares	125,000,000
Dreyfus Technology Growth Fund/Class A shares	200,000,000
Dreyfus Technology Growth Fund/Class B shares	100,000,000
Dreyfus Technology Growth Fund/Class C shares	100,000,000
Dreyfus Technology Growth Fund/Class I shares	100,000,000
Dreyfus Strategic Value Fund/Class A shares	300,000,000
Dreyfus Strategic Value Fund/Class B shares	100,000,000
Dreyfus Strategic Value Fund/Class C shares	100,000,000
Dreyfus Strategic Value Fund/Class I shares	100,000,000
Dreyfus Structured Midcap Fund/Class A shares	200,000,000
Dreyfus Structured Midcap Fund/Class B shares	100,000,000
Dreyfus Structured Midcap Fund/Class C shares	100,000,000
Dreyfus Structured Midcap Fund/Class I shares	100,000,000
Dreyfus Total Return Advantage Fund/Class A shares	100,000,000
Dreyfus Total Return Advantage Fund/Class C shares	100,000,000
Dreyfus Total Return Advantage Fund/Class I shares	100,000,000
Global Alpha Fund/Class A shares	200,000,000
Global Alpha Fund/Class C shares	100,000,000
Global Alpha Fund/Class I shares	100,000,000
Dreyfus Global Absolute Return Fund/Class A shares	200,000,000
Dreyfus Global Absolute Return Fund/Class C shares	100,000,000
Dreyfus Global Absolute Return Fund/Class I shares	100,000,000
Dreyfus Global Real Return Fund/Class A shares	100,000,000
Dreyfus Global Real Return Fund/Class C shares	100,000,000
Dreyfus Global Real Return Fund/Class I shares	100,000,000
Dreyfus Global Dynamic Bond Fund/Class A shares	100,000,000
Dreyfus Global Dynamic Bond Fund/Class C shares	100,000,000
Dreyfus Global Dynamic Bond Fund/Class I shares	100,000,000
Dreyfus Total Emerging Markets Fund/Class A shares	100,000,000
Dreyfus Total Emerging Markets Fund/Class C shares	100,000,000
Dreyfus Total Emerging Markets Fund/Class I shares	100,000,000
Undesignated Common Stock	2,400,000,000
Total	7,300,000,000

FOURTH:  As hereby classified and reclassified, the total number of shares of stock which the Corporation has authority to issue remains seven billion three hundred million (7,300,000,000) shares, all of which are shares of Common Stock, having a par value of one tenth of one cent ($.001) per share and an aggregate par value of seven million three hundred thousand dollars ($7,300,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized
Dreyfus Emerging Leaders Fund	100,000,000
Dreyfus International Value Fund/Class A shares	200,000,000
Dreyfus International Value Fund/Class B shares	100,000,000
Dreyfus International Value Fund/Class C shares	100,000,000
Dreyfus International Value Fund/Class I shares	100,000,000
Dreyfus Opportunistic Small Cap Fund	100,000,000
Dreyfus Opportunistic Midcap Value Fund/Class A shares	350,000,000
Dreyfus Opportunistic Midcap Value Fund/Class C shares	125,000,000
Dreyfus Opportunistic Midcap Value Fund/Class I shares	125,000,000
Dreyfus Technology Growth Fund/Class A shares	200,000,000
Dreyfus Technology Growth Fund/Class B shares	100,000,000
Dreyfus Technology Growth Fund/Class C shares	100,000,000
Dreyfus Technology Growth Fund/Class I shares	100,000,000
Dreyfus Strategic Value Fund/Class A shares	300,000,000
Dreyfus Strategic Value Fund/Class B shares	100,000,000
Dreyfus Strategic Value Fund/Class C shares	100,000,000
Dreyfus Strategic Value Fund/Class I shares	100,000,000
Dreyfus Structured Midcap Fund/Class A shares	200,000,000
Dreyfus Structured Midcap Fund/Class B shares	100,000,000
Dreyfus Structured Midcap Fund/Class C shares	100,000,000
Dreyfus Structured Midcap Fund/Class I shares	100,000,000
Dreyfus Total Return Advantage Fund/Class A shares	100,000,000
Dreyfus Total Return Advantage Fund/Class C shares	100,000,000
Dreyfus Total Return Advantage Fund/Class I shares	100,000,000
Global Alpha Fund/Class A shares	200,000,000
Global Alpha Fund/Class C shares	100,000,000
Global Alpha Fund/Class I shares	100,000,000
Dreyfus Global Absolute Return Fund/Class A shares	200,000,000
Dreyfus Global Absolute Return Fund/Class C shares	100,000,000
Dreyfus Global Absolute Return Fund/Class I shares	100,000,000
Dreyfus Global Real Return Fund/Class A shares	100,000,000
Dreyfus Global Real Return Fund/Class C shares	100,000,000
Dreyfus Global Real Return Fund/Class I shares	100,000,000
Dreyfus Global Dynamic Bond Fund/Class A shares	100,000,000
Dreyfus Global Dynamic Bond Fund/Class C shares	100,000,000
Dreyfus Global Dynamic Bond Fund/Class I shares	100,000,000
Dreyfus Total Emerging Markets Fund/Class A shares	100,000,000
Dreyfus Total Emerging Markets Fund/Class C shares	100,000,000
Dreyfus Total Emerging Markets Fund/Class I shares	100,000,000
Dreyfus Opportunistic U.S. Stock Fund/Class A shares	100,000,000
Dreyfus Opportunistic U.S. Stock Fund/Class C shares	100,000,000
Dreyfus Opportunistic U.S. Stock Fund/Class I shares	100,000,000
Undesignated Common Stock	2,100,000,000
Total	7,300,000,000

FIFTH:  The Corporation is registered as an open-end investment company under the 1940 Act.

SIXTH:  The Board classified and reclassified the shares of Common Stock of the Corporation as aforesaid pursuant to authority provided in the Corporation's Charter.

SEVENTH:  These Articles Supplementary do not increase the aggregate number of shares of Common Stock of the Corporation or the aggregate par value thereof.

EIGHTH:  These Articles Supplementary were approved by a majority of the entire Board and are limited to changes expressly permitted by Section 2-105(a)(13) and Section 2-605 of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

IN WITNESS WHEREOF, Advantage Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

ADVANTAGE FUNDS, INC.

By:
Jeff Prusnofsky,
Vice President

WITNESS:

Robert R. Mullery,
Assistant Secretary